Exhibit 99.2

CORRECTION -- Coastal Banking Company Reports Fourth Quarter and Year-End 2007 Earnings

BEAUFORT, S.C., Feb. 8, 2008 -- In a release issued earlier today by Coastal Banking Company Inc. (OTCBB:CBCO), note that the Diluted earnings per share in the fourth quarter of 2007 were $0.29 and not $0.15 as previously stated.